UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2018

Kemper Corporation

(Exact Name of Registrant as Specified in Charter)

DE	001-18298	95-4255452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Wacker Drive Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-661-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 13, 2018, Kemper Corporation, a Delaware corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Vulcan Sub, Inc., an Ohio corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Infinity Property and Casualty Corporation (“Infinity”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Infinity, with Infinity surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the board of directors of each of the Company and Infinity. The consummation of the Merger is expected to occur during the third quarter of 2018, subject to the satisfaction or waiver of applicable closing conditions.

Merger Consideration. Under the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), each share of Infinity common stock, no par value per share (“Infinity Common Stock”), issued and outstanding as of immediately prior to the Effective Time (other than shares owned by the Company or any of its wholly owned subsidiaries or Infinity or any of its subsidiaries and shares held by any holder of Infinity Common Stock who is entitled to demand and properly demands appraisal of such shares under Ohio law) will be cancelled and convert into, at the election of the holder thereof, the right to receive (i) 1.2019 shares of Company common stock, par value $0.01 per share ( “Company Common Stock”), and $51.60 in cash, without interest (the “Mixed Consideration”), (ii) an amount of cash equal to $129.00, without interest (the “Cash Consideration”), and (iii) 2.0031 shares of Company Common Stock (the “Stock Consideration,” with such number also constituting the “Exchange Ratio”). Holders of Infinity Common Stock who do not make an election will receive the Mixed Consideration. The consideration to be paid to holders of Infinity Common Stock electing to receive the Cash Consideration or the Stock Consideration in connection with the Merger is subject, pursuant to the terms of the Merger Agreement, to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Company Common Stock issued in the Merger is approximately the same as what would be paid and issued if all holders of Infinity Common Stock were to receive the Mixed Consideration. No fractional shares of Company Common Stock will be issued in the Merger, and holders of Infinity Common Stock will receive cash in lieu of any fractional shares of Company Common Stock.

Treatment of Outstanding Equity Awards. Pursuant to the Merger Agreement, as of the Effective Time: (i) each outstanding and unvested award of performance share units with respect to Infinity Common Stock granted pursuant to any Infinity stock plan (“Infinity Performance Share Awards”) will vest with respect to the target number of shares of Infinity Common Stock subject to such Infinity Performance Share Award and will be converted into shares of Company Common Stock (provided that any such shares of Company Common Stock held after payment of required withholding taxes will not be sold or transferred prior to the first anniversary of the date of the consummation of the Merger), with the number of shares of Company Common Stock subject to each such award determined by multiplying such target number of shares of Infinity Common Stock by the Exchange Ratio; (ii) each outstanding and unvested award of restricted shares of Infinity Common Stock granted under any Infinity stock plan (“Infinity Restricted Shares”) that is held by a non-employee member of the Infinity board of directors will immediately vest in full and be eligible to receive the consideration payable to Infinity shareholders pursuant to the Merger Agreement; and (iii) each outstanding and unvested award of Infinity Restricted Shares (other than those held by non-employee members of the Infinity board of directors) will be cancelled without any acceleration of vesting and in exchange therefor the Company will grant to the holder thereof a number of restricted stock units with respect to Company Common Stock (“Rollover RSUs”) determined by multiplying the number of cancelled Infinity Restricted Shares by the Exchange Ratio, with such Rollover RSUs vesting in accordance with any applicable award or other agreement between the recipient of such Rollover RSUs and the Company (or an affiliate thereof).

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including, among others, (i) the affirmative vote in favor of the adoption of the Merger Agreement by the holders of a majority of the outstanding Infinity Common Stock entitled to vote thereon, (ii) the affirmative vote in favor of the approval of the issuance of shares of Company Common Stock in the Merger as contemplated by the

Merger Agreement by the holders of at least a majority of the shares of Company Common Stock entitled to vote thereon and present in person or represented by proxy at a stockholder meeting called for such purpose (the “Share Issuance”), (iii) the expiration or termination of any applicable waiting period (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iv) the receipt of certain approvals under applicable insurance laws, (v) the absence of any effective order issued by any court of competent jurisdiction or other legal restraint prohibiting or preventing the consummation of the Merger, (vi) the satisfaction of certain employee retention requirements, (vii) in the case of the Company’s and Merger Sub’s obligation to effect the Merger, no proper exercise of appraisal rights under Ohio law by Infinity shareholders holding more than 10% of the outstanding shares of Infinity Common Stock, (viii) in the case of the Company’s and Merger Sub’s obligation to effect the Merger, the absence of any pending action commenced by certain governmental entities wherein a judgment, individually or in the aggregate with other such judgments, would reasonably be expected to prevent the consummation of the Merger or impose or require a Materially Burdensome Condition (as defined below), (ix) in the case of the Company’s and Merger Sub’s obligation to effect the Merger, the absence of certain approvals under applicable insurance laws imposing or requiring a Materially Burdensome Condition, (x) in the case of each party’s obligation to effect the Merger, the absence of a material adverse effect with respect to the other party and its subsidiaries since the date of the Merger Agreement, (xi) in the case of each party’s obligation to effect the Merger, subject to certain materiality exceptions, the accuracy of the representations and warranties made by the other party, and compliance by the other party in all material respects with such party’s respective obligations under the Merger Agreement and (xii) other closing conditions.

Representations, Warranties and Covenants. Each of the parties to the Merger Agreement has made representations, warranties and covenants in the Merger Agreement that are customary for a transaction of this nature. Among other things, each of the Company and Infinity has agreed to certain covenants from the date of the Merger Agreement to the consummation of the Merger or the termination of the Merger Agreement, as the case may be, that, subject to certain exceptions, (i) require the Company and Infinity, as applicable, to use and cause each of its subsidiaries to use reasonable best efforts to conduct its respective business and the business of its subsidiaries in the ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use and cause each of its subsidiaries to use reasonable best efforts to preserve substantially intact its respective business organization and goodwill associated therewith and to maintain all its respective material permits, and (ii) restrict the ability of the Company and Infinity, as applicable, from taking certain actions without the other party’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

Each of the parties to the Merger Agreement is also required to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the Company and its subsidiaries will not be obligated to, and Infinity and its subsidiaries will not, without the prior written consent of the Company, consent to, take or refrain from taking (each of the following, as further defined in the Merger Agreement, a “Materially Burdensome Condition”): (i) any action that involves (A) making any divestiture or disposition of any portion of any business or assets, (B) licensing any portion of any business or assets, (C) accepting or entering any consent decree or hold separate order or (D) placing any assets in trust, in each case by the Company or any of its subsidiaries or Infinity or any of its subsidiaries or any of their respective affiliates, in each case except for such actions related to de minimis assets; (ii) any action that involves (A) accepting or entering into any operational restriction or restriction on the payment or declaration of dividends, (B) making any capital commitment or capital guaranty or (C) entering into any capital support agreement, statement of support, guarantee, keep well or other similar capital maintenance undertaking to maintain a minimum risk-based capital level or rating, in each case with respect to, or in connection with, the Company or its subsidiaries or Infinity or its subsidiaries or any of their respective affiliates which, in each case and together with any other such action, would or would reasonably be expected to detract from the benefits reasonably expected to be derived by the Company and its subsidiaries as a result of the Merger; or (iii) any action that would reasonably be expected to have a material adverse effect on either the Company and its subsidiaries or Infinity and its subsidiaries after giving effect to the Merger.

Non-Solicitation. The Merger Agreement generally (i) prohibits the Company, Infinity and their respective subsidiaries from, and obligates the Company and Infinity to cause their respective directors and officers and direct their respective representatives to comply with a prohibition on, directly or indirectly soliciting third party proposals relating to, among other things, any (A) merger, consolidation or similar transaction involving the Company or

Infinity, as applicable, pursuant to which any third party would own, directly or directly, 15% or more of any class of capital stock or voting power of the Company or Infinity, as applicable, or (B) sale, lease, contribution or other disposition, directly or indirectly, of any business or assets of the Company or Infinity, as applicable, representing 15% or more of the consolidated revenues, net income or assets of the Company or Infinity, as applicable, and (ii) restricts the ability of the Company, Infinity and their respective subsidiaries to, and obligates the Company and Infinity to cause their respective directors and officers and direct their respective representatives to comply with restrictions on their ability to, make available non-public information to, or engage in any discussions with, any third party with respect to any such third party proposal, in each case subject to certain limited exceptions.

The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (i) the Company and Infinity to file a joint proxy statement with the Securities and Exchange Commission (the “SEC”) and call and hold stockholder meetings for the purpose of seeking the required stockholder approvals, (ii) the Infinity board of directors to recommend that Infinity’s shareholders adopt the Merger Agreement and (iii) the Company board of directors to recommend that the Company’s stockholders approve the Share Issuance. However, at any time prior to the receipt of the applicable requisite stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, each of the Company board of directors and the Infinity board of directors is permitted to change its recommendation to the Company’s stockholders and Infinity’s shareholders, with respect to such requisite stockholder approval (A) in response to an unsolicited bona fide written Parent Superior Proposal or Company Superior Proposal (each as defined in the Merger Agreement), respectively, or (B) in response to a Parent Intervening Event or Company Intervening Event (each, as defined in the Merger Agreement), respectively, among other things.

Termination of the Merger Agreement. The Merger Agreement contains specified termination rights for both the Company and Infinity. Under the terms of the Merger Agreement, Infinity must pay the Company a termination fee of $49,598,810 if the Merger Agreement is terminated under certain specified circumstances, including (i) following a failure by the Company or Infinity to obtain the requisite stockholder approvals if Infinity enters into a transaction with respect to a Company Competing Proposal (as defined in the Merger Agreement) within 12 months of such termination, (ii) if Infinity terminates the Merger Agreement to enter into a Company Superior Proposal (as defined in the Merger Agreement) or (iii) if the Company terminates the Merger Agreement following a change by the Infinity board of directors of its recommendation that Infinity’s shareholders adopt the Merger Agreement, in each case subject to certain limitations. The Company must pay Infinity a termination fee of $49,598,810 if the Merger Agreement is terminated under certain specified circumstances, including (i) following a failure by Infinity or the Company to obtain the requisite stockholder approvals if the Company enters into a transaction with respect to a Parent Competing Proposal (as defined in the Merger Agreement) within 12 months of such termination, (ii) if the Company terminates the Merger Agreement to enter into a Parent Superior Proposal (as defined in the Merger Agreement) or (iii) if Infinity terminates the Merger Agreement following a change by the Company board of directors of its recommendation that the Company’s stockholders approve the Share Issuance, in each case subject to certain limitations. The terms of the Merger Agreement also require Infinity and the Company to pay each other’s documented fees and expenses in connection with the transactions contemplated by the Merger Agreement (not to exceed $14,171,089) if the Merger Agreement is terminated due to the failure of the other party to have obtained its requisite stockholder approval.

Changes to the Company Board. The Merger Agreement requires the Company to take all actions necessary to cause, as of the Effective Time, the election as a member of the Company board of directors of one individual currently serving as a member of the Infinity board of directors as of the date of the Merger Agreement or immediately prior to the Effective Time. The decision as to which individual will be so elected will be in the sole discretion of the Company.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby, including the Merger, contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the foregoing summary thereof has been included in this current report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Infinity or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures not reflected in the Merger Agreement, were made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or stockholders and reports and documents filed with the SEC. Investors and stockholders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub or Infinity or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Infinity’s public disclosures.

Item 8.01. Other Events.

Voting and Support Agreements

On February 13, 2018, as inducement to the Company to enter into the Merger Agreement, all of Infinity’s directors and named executive officers entered into Voting and Support Agreements with the Company (collectively, the “Infinity Voting and Support Agreements”), pursuant to which, among other things and subject to certain exceptions, such directors and named executive officers have agreed to vote or cause to be voted any shares of Infinity Common Stock of which they are the beneficial or record owners for the adoption of the Merger Agreement and approval of the transactions contemplated thereby and against any Company Acquisition Proposal (as defined in the Merger Agreement) or certain similar transactions or any other proposal, action or transaction that would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Merger or the Merger Agreement. The Infinity Voting and Support Agreements terminate upon certain events, including the consummation of the transactions contemplated by the Merger Agreement, any termination of the Merger Agreement in accordance with its terms and upon delivery of notice by such directors and named executive officers following any amendment or waiver of any provision of the Merger Agreement that reduces the cash component or the stock component of, or changes the form of, consideration payable to the shareholders of Infinity pursuant to the terms of the Merger Agreement or any other amendment, waiver or other modification to the Merger Agreement that is materially adverse to such directors and named executive officers.

Also on February 13, 2018, as inducement to Infinity to enter into the Merger Agreement, all of the Company’s directors and named executive officers entered into Voting and Support Agreements with Infinity (collectively, the “Company Voting and Support Agreements”), pursuant to which, among other things and subject to certain exceptions, such directors and named executive officers have agreed to vote or cause to be voted any shares of Company Common Stock of which they are the beneficial or record owners for the approval of the Share Issuance and against any Parent Acquisition Proposal (as defined in the Merger Agreement) or certain similar transactions or any other proposal, action or transaction that would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Share Issuance or the Merger Agreement. The Company Voting and Support Agreements terminate upon certain events, including the consummation of the transactions contemplated by the Merger Agreement, any termination of the Merger Agreement in accordance with its terms and upon delivery of notice by such directors and named executive officers following any amendment or waiver of any provision of the Merger Agreement that increases the cash component or the stock component of, or changes the form of, consideration payable to the shareholders of Infinity pursuant to the terms of the Merger Agreement or any other amendment, waiver or other modification to the Merger Agreement that is materially adverse to such directors and named executive officers.

The foregoing summary of the Infinity Voting and Support Agreements and the Company Voting and Support Agreements contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of such agreements, copies of the form of which are attached as Exhibit 99.1 and Exhibit 99.2 to this current report on Form 8-K and are incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This current report on Form 8-K may contain or incorporate by reference statements or information that are, include or are based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations, intentions, beliefs or forecasts of future events or otherwise for the future, and can be identified by the fact that they relate to future actions, performance or results rather than relating strictly to historical or current facts. Words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may,” “could” and variations of such words and other words and expressions of similar meaning are intended to identify such forward-looking statements. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees or assurances of future performance. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that may be important in determining actual future results and financial condition. The general factors that could cause actual results and financial condition to differ materially from those expressed or implied include, without limitation, the following: (a) the satisfaction or waiver of the conditions precedent to the consummation of the proposed merger transaction involving the Company, a wholly-owned subsidiary of the Company and Infinity, including, without limitation, the receipt of stockholder and regulatory approvals (including approvals, authorizations and clearance by antitrust authorities and insurance regulators necessary to complete such proposed merger transaction) on the terms desired or anticipated (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of such proposed merger transaction); (b) unanticipated difficulties or expenditures relating to such proposed merger transaction; (c) risks relating to the value of the shares of the Company’s common stock to be issued in such proposed merger transaction; (d) disruptions of the Company’s and Infinity’s current plans, operations and relationships with third persons caused by the announcement and pendency of such proposed merger transaction, including, without limitation, the ability of the combined company to hire and retain any personnel; (e) legal proceedings that may be instituted against the Company and Infinity following announcement of such proposed merger transaction; and (f) those factors listed in annual, quarterly and periodic reports filed by the Company and Infinity with the SEC, whether or not related to such proposed merger transaction.

The Company assumes no, and expressly disclaims any, duty or obligation to update or correct any forward-looking statement as a result of events, changes, effects, states of facts, conditions, circumstances, occurrences or developments subsequent to the date of this current report on Form 8-K or otherwise, except as required by law. Readers are advised, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Additional Information Regarding the Transaction and Where to Find It

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, a wholly-owned subsidiary of the Company and Infinity, among other things. The proposed issuance of shares of Company common stock in connection with the proposed merger transaction will be submitted to the stockholders of the Company for their consideration, and the proposed merger transaction will be submitted to the shareholders of Infinity for their consideration. In connection therewith, the parties intend to file relevant materials with the SEC, including a definitive joint proxy statement/prospectus, which will be mailed to the stockholders of the Company and the shareholders of Infinity. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF THE COMPANY AND/OR Infinity ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of the Company and Infinity, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge under the “Investors” section of the Company’s website located at http://www.kemper.com or by contacting the Company’s Investor Relations Department at (312) 661-4930 or investors@kemper.com. Copies of the documents filed with the SEC by Infinity will be available free of charge under the “Investor Relations” section of Infinity’s website located at http://www.infinityauto.com or by contacting Infinity’s Investor Relations Department at (205) 803-8186 or investor.relations@infinityauto.com.

Participants in the Solicitation

The Company and Infinity, and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 24, 2017, its annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 13, 2018, and information about the directors and executive officers of Infinity is set forth in its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 11, 2017, and its annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 13, 2018, by and among Kemper Corporation, Vulcan Sub, Inc. and Infinity Property and Casualty Corporation.*

99.1	Form of Voting and Support Agreement between Kemper Corporation and the directors and named executive officers of Infinity Property and Casualty Corporation.

99.2	Form of Voting and Support Agreement between Infinity Property and Casualty Corporation and the directors and named executive officers of Kemper Corporation.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

By:	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Senior Vice President, Secretary and General Counsel

Date: February 14, 2018